EXHIBIT 6(q)
                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made as of November 7, 2002, by and between SearchHelp, Inc., a Delaware corporation with an office located at 1055 Stewart Avenue, Bethpage, New York (the "Company") and Oyster Bay East Norwich School District (the "District").

                               W I T N E S S E T H

     WHEREAS, the District is desirous of having the Company provide its expertise and assistance in organizing and creating a not-for-profit technology training vehicle for the education of its students (the "Services"); and

     WHEREAS, the Company desires to perform such Services for the District on the terms and conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the premises and covenants set forth herein, each of parties agrees as follows:

     1. SERVICES. Subject to the terms and conditions set forth in this Agreement, the District engages the Company to provide the services listed on Schedule A attached hereto (the "Services"). In connection with becoming a charitable organization, there is no guarantee that the Internal Revenue Service will arrive at a determination that the entity created is a charitable organization. The Company may from time to time, make changes in the scope of the Services to be performed under this Agreement and these changes, to be effective, shall be in writing and mutually agreed to by the Company and the Company, with both parties being reasonable in their approval of any changes to the duties and responsibilities of the Company.

     2. TERM. This Agreement shall commence on the date written above and shall terminate upon completion of the Services.

     3. COMPENSATION. The Company shall bill the District for Services to be performed by the Company in accordance with the amounts set forth on Schedule A. Prior to the commencement of Services, the District shall pay to the Company a retainer of twenty (20%) of the consulting fee as set forth on Schedule A. The remainder of the consulting fee shall be due and payable upon completion of the Services. Notwithstanding the foregoing, the participation and services rendered to the District by the Company are not predicated upon receiving the fee set forth in Schedule A; provided, that the District shall use its best efforts, in conjunction with the Company, to raise the fee from various outside and fundraising sources.


     4. LIMITATION ON LIABILITY. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY THE DISTRICT OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In any and all events, the Company's aggregate and cumulative liability for damages under

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this Agreement with respect Services provided to any District in connection with this Agreement shall be limited, and in no event exceed the amount of fees paid to the Company by the District.

     5. FORCE MAJEURE. Neither party shall be responsible for any failure to perform or for any delay in performance of the Services where the failure or delay is due to acts of God or the public enemy, war, riot, embargo, fire, explosion, sabotage, flood, accident, strikes, lockouts or other labor disturbances, orders or decrees of any competent governmental or regulatory body, or any circumstance of like or different character beyond such party's control.


     6. GOVERNING LAW. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New York without giving effect to the conflicts of law rules that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereto. The parties hereby consent to and submit to the jurisdiction of the federal and state courts located in Nassau County, New York.

     7. NOTICES. All notices hereunder shall be in writing and shall be validly given, made or served (i) if in writing and delivered personally; (ii) five days after being sent first class certified or registered mail, postage prepaid; or
(iii) one day after being sent by nationally recognized overnight courier to the party for whom intended at the addresses as set forth above or at such other address as may be provided.

     8. WAIVER. No waiver of any provisions of this Agreement shall be valid unless it is in writing and signed by the person or entity against whom it is sought to be enforced. The failure of any party at any time to insist on strict performance of any condition, promise, agreement, or understanding contained herein shall not be construed as a promise, agreement or understanding at any future time.

     9. SEVERABILITY; HEADINGS. Each provision of this Agreement shall be considered severable to the extent that if any one provision or clause conflicts with existing or future applicable law, or is not given full force and effect because of such law, such conflict or unenforceability shall not affect any other provision of this Agreement which, consistent with such law, shall remain in full force and effect. All such conflicting provisions shall be modified or reformed only to the extent required for compliance with any applicable laws. All surviving clauses shall be construed so as to effectuate the purpose and intent of the parties. The headings of paragraphs herein are included solely for convenience or reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     10.  ASSIGNMENT.  The  interest  of a party  hereto may not be  assigned or transferred without the prior written consent of all other parties. Notwithstanding the foregoing, this Agreement shall be binding upon any assignee or successor.

     11.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts   which,  taken  together,   shall  constitute  one  and  the  same
instrument, and this Agreement shall become effective when one or more counterparts, of which facsimile signatures are acceptable, have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for more than one such counterpart.

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     IN WITNESS  WHEREOF,  each of the parties has executed this Agreement as of the date first above written.



SEARCHHELP, INC.



By: /s/ William Bozsnyak
   ----------------------------------
        William Bozsnyak
        President


OYSTER BAY EAST NORWICH SCHOOL DISTRICT



By: /s/ Dr. George Chesterton
   ----------------------------------
        Dr. George Chesterton
        Superintendent of Schools


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                                   SCHEDULE A
                                    SERVICES
                                    --------


ORGANIZATION OF YOUR ORGANIZATION
---------------------------------
We will work with you to:

     *    search names that are available for your organization,
     * file the documentation with the appropriate government agencies to register your organization,
     *    develop a set of by-laws by which your organization can operate,
     *    obtain tax identification numbers for opening bank accounts,
     * create employment applications for use in attracting, recruiting and hiring appropriate personnel, and
     *    develop   procedures   for  complying   with  U.S.   Immigration   and
          Naturalization Service requirements

BECOMING A CHARITABLE ORGANIZATION
----------------------------------
We will work with you to:

     *    develop a three (3) year budget for your organization,
     *    file the  necessary  documentation  (Form 1023,  Form 872-C,  and Form
          8718) to qualify, if applicable, as a charitable organization under Internal Revenue Code Section 501(c)(3),
     *    file the necessary documentation to be exempt from sales taxes, and


The cost for providing such Services is:  $5,000


ADDITIONAL SERVICES TO BE NEGOTIATED
------------------------------------

     * file the necessary annual reports (Form 990) required of charitable organizations
     *    help in obtain grants for the organization.
     *    assist  in  the  running  of the  organization  with  proper  internal controls and
     * recommend improvements and changes in the operation of the organization and its business
     * develop statistics and marketing surveys for your organization and your community.
     * structure the composition of committees and board members in accordance with the goals of your organization,
     * help in the formulation of committees and the selection of members of the board to oversee those committees,
     *    help in the drafting of minutes of meetings.



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